Exhibit 23

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 13, 2008 relating to the consolidated financial statements of Sun Life Financial Inc. and the Internal Control Over Financial Reporting (including the Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Differences) appearing in the Annual Report on Form 40-F of Sun Life Financial Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Toronto, Ontario
June 17, 2008